EXHIBIT 99.1

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC. A/K/A RENAVOTIO, INC.

APPOINTS JOE ABRAMS TO ITS NEWLY-FORMED ADVISORY BOARD

Tulsa, Oklahoma, August 6, 2020 – Success Entertainment Group International, Inc. (OTCQB: SEGN), a/k/a Renavotio, Inc. (“RI”)(the “Company”) announced today that it has entered into an Advisory Agreement (the “Agreement”) with Mr. Joe Abrams to provide strategic advisory services and is pleased to announce that it has appointed Mr. Abrams to serve on its Advisory Board. Mr. Abrams specializes in emerging growth companies in several areas, including technology, drug discovery technology services, consumer products, big data, and online job placement.

Mr. Abrams was a co-founder of The Software Toolworks, a publicly-held developer, publisher, and distributor of educational and entertainment software, which was sold to Pearson, Plc., for $462 million in April 1994. Abrams also co-founded Intermix Media, the parent company of MySpace, which was sold to News Corp. in September 2005 for $580 million. Mr. Abrams is a member of the Board of Trustees at the University of Rochester.

“We are excited to have Joe join our Advisory Board and look forward to working with someone who has a successful track record and understanding of what it takes to grow companies” said William (“Billy”) Robinson, CEO of SEGN.

“I am looking forward to working with Billy and his management team to help the Company solidify their business model. The Company has a solid game plan to expand its revenue streams, and I am happy to contribute my years of business success for the growth and betterment of the Company” said Joe Abrams.

ABOUT SUCCESS ENTERTAINMENT GROUP, INC. A/K/A REVAVOTIO, INC.

Renavotio, Inc. is focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RI initial targets and recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. Its wholly owned subsidiary, Utility Management Corp, a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.renavotio.com

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors ~~which~~ may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:

Success Entertainment Group International Inc., a/k/a Renavotio, Inc.

Email Contact: brobinson@renavotio.com

Telephone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor

New York, NY 10020

Office: (646) 893-5835

Email: lisa@skylineccg.com

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